Exhibit 10.16

Execution Copy

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (the “Amendment”) dated as of October 13, 2026 to the ISDA Master Agreement, dated as of June 13, 2022 between SOCIÉTÉ GÉNÉRALE (“Party A”) and each entity listed on Appendix I to the Schedule thereto, severally and not jointly (each such entity, “Party B”) (the “Master Agreement”). The Master Agreement includes the Schedule, the ISDA Credit Support Annex and all Confirmations exchanged between the parties confirming the Transactions (or Swap Transactions) thereunder. In consideration of the agreements, and provisions herein contained and in reliance on the representations contained herein, the parties have now agreed to amend the Master Agreement by this Amendment.

WITNESSETH

WHEREAS, Party A and Party B wish to amend the Master Agreement and to have the Master Agreement, as amended herein, govern the rights and obligations of Party A and Party B with respect to each and every Transaction which is (a) outstanding on the date hereof, and (b) entered into on or after the date hereof.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, Party A and Party B hereby acknowledge and agree as follows:

1.	Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Master Agreement.

2.	Amendments.

(a)	Part 1(h)(1) of the Schedule is hereby deleted in its entirety and replaced with the following:

“(1) “Total Net Assets (“TNA”) Decline Event” means, with respect to any Party B, that the TNA of such Party B as of any date is less than (i) US$200,000,000, in the case of United States Natural Gas Fund, L.P., or (ii) US$1.5 billion, in the case of any other Party B.

“Total Net Assets” or “TNA” means, as used with respect to Party B, the total assets minus the total liabilities of Party B, as indicated on Party B's website or in any communication from Party B to Party A, or from Party B to any of its investors, which statement of TNA shall be prepared in accordance with generally accepted accounting principles in the United States of America for balance sheet purposes.”

3.	Ratification of the Master Agreement. Except as specifically amended hereby, all of the terms and conditions of the Master Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4.	Effectiveness.

(a)	This Amendment shall become effective as of the date first written above.

(b)	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of the Master Agreement or the Credit Support Annex.

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Execution Copy

5.	Representations. Each of the parties hereby represents and warrants that:

(a)	the representations and warranties contained in the Master Agreement are true on and as of the date hereof as if made by the party on and as of said date, and

(b)	the execution, delivery and performance of this Amendment are within the party’s organizational power and have been duly authorized by all necessary organizational action, and this Amendment constitutes the legal, valid and binding obligation of the party and is enforceable against such party in accordance with its terms.

6.	Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

7.	Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

8.	Heading. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

9.	Governing Law. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

10.	Waiver of Jury Trial. The parties hereby waive the right to trial by jury in any judicial proceedings to which they are both parties involving any matter in any way arising out of, related to, or connected with this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

Party A		Party B
SOCIETE GENERALE		EACH ENTITY LISTED ON APPENDIX I TO THE SCHEDULE THERETO, SEVERALLY AND NOT JOINTLY

By:	/s/ Roberto Peralta	By: United States Commodity Funds LLC, its General Partner

/s/ John P. Love
Name:	Roberto Peralta	Name:	John P. Love
Title:	Director	Title:	President and CEO
Date:	October 14, 2026	Date:	October 13, 2026

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